Exhibit 99.1

News Release

U.S. Silica Holdings, Inc. Announces Third Quarter 2016 Results

•	Revenue of $137.7 million increased 18% sequentially

•	Net loss for the quarter of $0.17 per basic share

•	Tons sold in Oil & Gas up 21% sequentially

•	Closed on two accretive acquisitions, Sandbox Logistics and NBR Sands

•	Sold 65% of Oil & Gas tons in basin

Frederick, Md., Nov. 3, 2016 – U.S. Silica Holdings, Inc. (NYSE: SLCA) today announced a net loss of $11.3 million or $(0.17) per basic and diluted share for the third quarter ended Sept. 30, 2016 compared with net income of $2.4 million or $0.05 per basic share and $0.04 per diluted share for the third quarter of 2015. The third quarter results were negatively impacted by $4.7 million of business development-related expense, including acquisition-related costs for Sandbox and NBR Sands. Excluding these expenses, net of $1.8 million tax effect, EPS was $(0.13) per basic share for the quarter.

“Our team showed tremendous discipline and determination during the quarter to successfully integrate two major acquisitions while continuing to move our base businesses forward,” said Bryan Shinn, president and chief executive officer. “With the additions of Sandbox and NBR Sands, we can further maximize value for our Oil & Gas customers by having the widest raw sand product offering of anyone in our industry and the only commercially viable last-mile containerized delivery solution. On the industrial side, we continue to benefit from the inherent value of ISP to generate consistent cash flows to cover fixed costs in a downturn while providing a platform for growth going forward.”

Third Quarter 2016 Highlights

Total Company

•	Revenue totaled $137.7 million compared with $155.4 million for the same period last year, a decrease of 11% on a year-over-year basis and an increase of 18% sequentially compared with the second quarter of 2016.

•	Overall tons sold totaled 2.5 million, down 5% compared with the 2.6 million tons sold in the third quarter of 2015 and an increase of 11% sequentially from the second quarter of 2016.

•	Contribution margin for the quarter was $19.7 million, down 46% compared with $36.5 million in the same period of the prior year but up 27% sequentially from the second quarter of 2016.

•	Adjusted EBITDA was $8.3 million compared with Adjusted EBITDA of $24.0 million for the same period last year, a decrease of 66% on a year-over-year basis and an increase of 54% sequentially compared with the second quarter of 2016.

Oil and Gas

•	Revenue for the quarter totaled $86.8 million compared with $102.0 million in the same period in 2015, a decrease of 15% on a year-over-year basis and an increase of 34% sequentially from the second quarter of 2016.

•	Tons sold totaled 1.6 million, essentially flat compared with 1.6 million tons sold in the third quarter of 2015 and up 21% sequentially compared with the tons sold in the second quarter of 2016.

•	65% of tons were sold in basin compared with 61% sold in basin in the third quarter of 2015, and 55% sold in basin in the second quarter of 2016.

•	Segment contribution margin was a loss of $1.9 million versus a profit of $16.5 million in the third quarter of 2015, an increase of 68% sequentially compared with the second quarter of 2016.

Industrial and Specialty Products

•	Revenue for the quarter totaled $51.0 million compared with $53.4 million for the same period in 2015, a decrease of 5% on a year-over-year basis and a decrease of 2% on a sequential basis from the second quarter of 2016.

•	Tons sold totaled 0.876 million, a decrease of 13% on a year-over-year basis and a decrease of 3% on a sequential basis compared with the second quarter of 2016.

•	Segment contribution margin was $21.6 million compared with $20.0 million in the third quarter of 2015, an increase of 8% on a year-over-year basis and flat sequentially compared with the second quarter of 2016.

Capital Update

As of Sept. 30, 2016, the Company had $264.1 million in cash and cash equivalents and $46.0 million available under its credit facilities. Total debt at Sept. 30, 2016 was $506.6 million. Capital expenditures in the third quarter totaled $9.4 million and were associated largely with the Company’s investments in various maintenance, expansion and cost improvement projects.

Outlook and Guidance

Due to the current lack of visibility in its Oil and Gas business, the Company will continue to refrain from providing guidance for Adjusted EBITDA until such time as it can gain more clarity around our customers’ business activity levels and the associated demand for our products. Based on current market conditions, the Company anticipates that its capital expenditures for 2016 will be in the range of $42 million to $47 million.

Conference Call

U.S. Silica will host a conference call for investors tomorrow, Nov. 4, 2016 at 9:00 a.m. Eastern Time to discuss these results. Hosting the call will be Bryan Shinn, president and chief executive officer and Don Merril, executive vice president and chief financial officer. Investors are invited to listen to a live webcast of the conference call by visiting the “Investor Resources” section of the Company’s website at www.ussilica.com. The webcast will be archived for one year. The call can also be accessed live over the telephone by dialing (877) 869-3847 or for international callers, (201) 689-8261. A replay will be available shortly after the call and can be accessed by dialing (877) 660-6853 or for international callers (201) 612-7415. The conference ID number for the replay is 13647944. The replay of the call will be available through Dec. 2, 2016.

About U.S. Silica

U.S. Silica Holdings, Inc., a member of the Russell 2000, is a leading producer of commercial silica used in the oil and gas industry, and in a wide range of industrial applications. Over its 116-year history, U.S. Silica has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver 235 products to over 1,200 customers across our end markets. The Company currently operates nine industrial sand production plants, nine oil and gas sand production plants and seven Sandbox distribution centers. The Company is headquartered in Frederick, Maryland and also has offices located in Chicago, Illinois, and Houston, Texas.

Forward-looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of this date. Forward-looking statements made include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements regarding U.S. Silica’s growth opportunities, strategy, future financial results, forecasts, projections, plans and capital expenditures, and the commercial silica industry. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) fluctuations in demand for commercial silica; (2) the cyclical nature of our customers’ businesses; (3) operating risks that are beyond our control; (4) federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing; (5) our ability to implement our capacity expansion plans within our current timetable and budget; (6) loss of, or reduction in, business from our largest customers or failure of our customers to pay amounts due to us; (7) increasing costs or a lack of dependability or availability of transportation services or infrastructure; (8) our substantial indebtedness and pension obligations; (9) our ability to attract and retain key personnel; (10) silica-related health issues and corresponding litigation; (11) seasonal and severe weather conditions; and (12) extensive and evolving environmental, mining, health and safety, licensing, reclamation and other regulation (and changes in their enforcement or interpretation). Additional information concerning these and other factors can be found in U.S. Silica’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

U.S. SILICA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; dollars in thousands, except per share amounts)

	For the Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Sales	$137,748	$116,994	$155,408
Cost of goods sold (excluding depreciation, depletion and amortization)	119,426	102,707	122,599
Operating expenses
Selling, general and administrative	18,472	14,585	13,559
Depreciation, depletion and amortization	17,175	15,209	15,158

	35,647	29,794	28,717

Operating income (loss)	(17,325)	(15,507)	4,092
Other income (expense)
Interest expense	(6,684)	(6,647)	(6,684)
Other income, net, including interest income	493	608	309

	(6,191)	(6,039)	(6,375)

Loss before income taxes	(23,516)	(21,546)	(2,283)
Income tax benefit	12,177	9,775	4,695

Net income (loss)	$(11,339)	$(11,771)	$2,412

Earnings (loss) per share:
Basic	($0.17)	($0.19)	$0.05
Diluted	($0.17)	($0.19)	$0.04
Weighted average shares outstanding:
Basic	66,676	63,417	53,321
Diluted	66,676	63,417	53,742
Dividends declared per share	$0.06	$0.06	$0.13

U.S. SILICA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$264,060	$277,077
Short-term investments	—	21,849
Accounts receivable, net	70,725	58,706
Inventories, net	77,429	65,004
Prepaid expenses and other current assets	14,092	9,921
Income tax deposits	8,017	6,583

Total current assets	434,323	439,140

Property, plant and mine development, net	790,565	561,196
Goodwill	233,196	68,647
Trade names	32,318	14,474
Intellectual property	57,700	—
Customer relationships, net	56,700	6,453
Other assets	16,031	18,709

Total assets	$1,620,833	$1,108,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$68,692	$49,631
Dividends payable	4,546	3,453
Accrued liabilities	12,821	11,708
Accrued interest	57	58
Current portion of capital leases	1,136	—
Current portion of long-term debt	6,745	3,330
Deferred revenue	9,131	15,738

Total current liabilities	103,128	83,918

Long-term debt	499,886	488,375
Deferred revenue	66,030	59,676
Obligation under capital lease	1,281	—
Liability for pension and other post-retirement benefits	63,715	55,893
Deferred income taxes, net	57,330	19,513
Other long-term obligations	18,668	17,077

Total liabilities	810,038	724,452
Stockholders’ Equity:
Preferred stock	—	—
Common stock	708	539
Additional paid-in capital	660,448	194,670
Retained earnings	175,210	220,974
Treasury stock, at cost	(5,105)	(15,845)
Accumulated other comprehensive loss	(20,466)	(16,171)

Total stockholders’ equity	810,795	384,167

Total liabilities and stockholders’ equity	$1,620,833	$1,108,619

Non-GAAP Financial Measures

Segment Contribution Margin

Segment contribution margin is a key metric that management uses to evaluate our operating performance and to determine resource allocation between segments. Segment contribution margin excludes certain corporate costs not associated with the operations of the segment. These unallocated costs include costs related to corporate functional areas such as sales, production and engineering, corporate purchasing, accounting, treasury, information technology, legal and human resources.

The following table sets forth a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to segment contribution margin.

	For the Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
	(unaudited; in thousands)
Sales:
Oil & Gas Proppants	$86,782	$64,926	$101,987
Industrial & Specialty Products	50,966	52,068	53,421

Total Sales	137,748	116,994	155,408
Segment contribution margin:
Oil & Gas Proppants	(1,897)	(5,995)	16,521
Industrial & Specialty Products	21,587	21,486	19,967

Total segment contribution margin	19,690	15,491	36,488
Operating activities excluded from segment cost of goods sold	(1,368)	(1,204)	(3,679)
Selling, general and administrative	(18,472)	(14,585)	(13,559)
Depreciation, depletion and amortization	(17,175)	(15,209)	(15,158)
Interest expense	(6,684)	(6,647)	(6,684)
Other income, net, including interest income	493	608	309
Income tax benefit	12,177	9,775	4,695

Net income (loss)	$(11,339)	$(11,771)	$2,412

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP measure, is included in this release because it is a key metric used by management to assess our operating performance and by our lenders to evaluate our covenant compliance. Adjusted EBITDA excludes certain income and/or costs, the removal of which improves comparability of operating results across reporting periods. Our target performance goals under our incentive compensation plan are tied, in part, to our Adjusted EBITDA. In addition, our revolving credit facility (Revolver) contains a consolidated total net leverage ratio that we must meet as of the last day of any fiscal quarter whenever usage of the Revolver (other than certain undrawn letters of credit) exceeds 25% of the Revolver commitment, which is calculated based on our Adjusted EBITDA. Noncompliance with the financial ratio covenant contained in the Revolver could result in the acceleration of our obligations to repay all amounts outstanding under the Revolver and the term loan. Moreover, the Revolver and the term loan contain covenants that restrict, subject to certain exceptions, our ability to make permitted acquisitions, incur additional indebtedness, make restricted payments (including dividends) and retain excess cash flow based, in some cases, on our ability to meet leverage ratios calculated based on our Adjusted EBITDA.

Adjusted EBITDA is not a measure of our financial performance or liquidity under GAAP and should not be considered as an alternative to net income (loss) as a measure of operating performance, cash flows from operating activities as a measure of liquidity or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized, and excludes certain non-recurring charges that may recur in the future. Management compensates for these limitations by relying primarily on our GAAP results and by using Adjusted EBITDA only supplementally. Our measure of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following table sets forth a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA:

	For the Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
	(unaudited; in thousands)
Net income (loss)	$(11,339)	$(11,771)	$2,412
Total interest expense, net of interest income	6,211	6,150	6,485
Provision for taxes	(12,177)	(9,775)	(4,695)
Total depreciation, depletion and amortization expenses	17,175	15,209	15,158

EBITDA	(130)	(187)	19,360
Non-cash incentive compensation (1)	3,720	3,449	1,913
Post-employment expenses (excluding service costs) (2)	(184)	199	765
Business development related expenses (3)	4,667	861	390
Other adjustments allowable under our existing credit agreement (4)	185	1,051	1,577

Adjusted EBITDA	$8,258	$5,373	$24,005

(1)	Reflects equity-based compensation expense.
(2)	Includes net pension cost and net post-retirement cost relating to pension and other post-retirement benefit obligations during the applicable period, but in each case excluding the service cost relating to benefits earned during such period. See Note L – Pension and Post-retirement Benefits to our Financial Statements in Part 1, Item 1 of the Quarterly Report on Form 10-Q.
(3)	Reflects expenses related to business development activities in connection with our growth and expansion initiatives, including acquisition-related costs for our NBI Acquisition and Sandbox Acquisition completed in August 2016.
(4)	Reflects miscellaneous adjustments permitted under our existing credit agreement, including such items as restructuring costs for actions that will provide future cost savings. Restructuring costs were $0.0 million, $1.1 million and $0.5 million, respectively, for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015.

Investor Contact:

Michael Lawson

Vice President of Investor Relations and Corporate Communications

(301) 682-0304

lawsonm@USSilica.com                                                              #